United States
Securities and Exchange Commission
     Washington, D.C. 20549

             FORM 8-K




Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


May 16, 2002                        0-26411

Date of Report	                    Commission
(Date of earliest event reported)   File Number


                 BOROUGH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                            52-2175529

(State or other jurisdiction        (I.R.S. Employer
of incorporation or organization)   Identification Number)


               1504 R. Street, N.W.
             Washington, D.C.  20009

(Address of Principal Executive Offices) (Zip Code)

                (202) 387-5400

(Registrant's telephone number, including area code)


_______________________________________________________________

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On May 16, 2002, the Henry J. Boucher, Jr. and Edwin H. Jones III were appointed as directors of Borough Corporation (Borough") and, on that date, Mr. Boucher entered into an employment agreement to serve as Borough's President. Thereafter, effective as of the close of business on May 16, 2002, Mr. Cassidy resigned as an officer and director of Borough. Mr. Cassidy's resignation did not involve any disagreement with the Company on any matter related to Borough's operations, policies or practices.

On June 6, 2002, TPG Capital Corporation, Borough's then sole stockholder, sold all of its Borough common stock totaling 5.0 million shares to ten unaffiliated persons.

Upon completing the events described above, a change of control of Borough resulted.

Beneficial Ownership

The following table shows the Borough Common Stock owned beneficially by
(i) each of our Executive Officers, (ii) each of our current Directors, (iii) all Executive Officers and Directors as a group, and (iv) each person known by us to be the beneficial owner of more than five percent of our Common Stock, as of June 6, 2002. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, you beneficially own Common Stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share the power to vote the stock, or sell it) the right to acquire it within 60 days. Except as disclosed in the footnotes below, each of the Executive Officers and Directors listed have sole voting and investment power over his shares. As of June 6, 2002, there were 5,000,000 shares of Common Stock issued and outstanding and approximately 38 holders of record.
As of June 6, 2002 there was no Preferred Stock issued and outstanding.

                                              Shares
Name (1)                    Current         Beneficially      Percent
                            Title             Owned           of Class

Henry J. Boucher, Jr.       President         50,000            1.0%
                            Director

Edwin H. Jones III         Director             0                0

All Current Officers
and Directors as a
Group (two persons)                           50,000            1.0%

BWY Holdings LLC (2)                       1,585,000 (3)       31.7%
250 North Ash Street
Southern Pines, NC 28387

John C. Wilson (2)                           405,000            8.1%
P.O. Box 1883
Southern Pines, NC 28388

Vantage Holdings I LLC                       405,000            8.1%
6535-F Parkview Drive
Boca Raton, FL  33433

(1) Unless otherwise specifically noted, all addresses are care of the Company at 1504 R Street N.W., Washington D.C.

(2) John Wilson currently holds 8.1% individually and is the Chief Executive of Wentworth Advisors, LLC, a North Carolina Limited Liability Company, and is also the managing member of BWY Holdings LLC. Although Mr. Wilson does not directly own any of BWY Holdings LLC, he currently controls 39.8% of our common stock, as a result of his ownership in Wentworth. Further, BWY Holdings LLC has signed a stock purchase agreement to acquire additional common stock in the Company.

(3) This amount represents 1,585,000 shares currently held, but excludes an additional 1,039,000 shares and warrants to purchase an additional 2,300,000 capital shares at a price of $1.09 per share for an aggregate of $2.6 million pursuant to a Line of Credit Loan and Security Agreement, contingent on a acquisition of an operating entity approved by BWY.

Borough's Management

The following table sets forth certain information regarding the members of Borough's Board of Directors and its executive officers as of June 6, 2002:


Name                                Age            Position

Henry Boucher, Jr.                  54             President,
                                                   Director

Edwin H. Jones III                  62             Director


Our directors have been elected to serve until the next annual meeting of our stockholders of Borough and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification. Borough's Certificate of Incorporation provides that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors. Director vacancies are filled by election by a majority vote of the remaining directors. Borough's executive officers are appointed by and serve at the discretion of the Board of Directors.

Each biography of our current officers and directors is as follows:

Henry J. Boucher, Jr., President and Director: Mr. Boucher has served as President as a Director of the Company since May 16, 2002. Mr. Boucher is also a member of the Board of Directors of Hand Brand Distribution, Inc. He received his M.S. in Economics from South Dakota State University in 1972. From 1992 to June 1999, he was a Vice President of Mercer Management Consulting, a subsidiary of Marsh McLennan, an insurance brokerage firm.
Prior to joining Mercer, Mr. Boucher was a partner with the accounting firm of Coopers and Lybrand (now PriceWaterhouse Coopers). From June 1999 to
July 2000, Mr. Boucher was a partner with Arthur Andersen.  He joined
Business Edge Solutions, where he was a Vice President until December 2000. From January 2001, Mr. Boucher has been a principal of Mentus Consulting
LLC.

Edwin H. Jones III, Director:  Mr. Jones has served on the Board of
Directors since May 16, 2002. His background is diversified and entrepreneurial, having founded and operated several corporations serving as CEO until divesting his holdings. His role in these companies was primarily in the marketing field: Innov re National Marketing, a comprehensive telecom marketing service firm and, Quantum Sources International, a marketing, sales, installation, and service firm for conventional and alternative energy sources. He worked with the International Division of Eastwind Holding Corporation as Executive of Project Funding for municipal, state and federal bonds. He also has experience in the mining field, dealing with mineral recovery from slag, tailing and placers as well as equipment design. His education includes U.C.L.A. and University of Nevada, Reno. Mr. Jones joined the CyberAir
Board in 1998.

Item 5.     Other Events.

Employment Agreement with Henry J. Boucher Jr.

Effective May 16, 2002, the Company entered into an employment agreement with Henry J. Boucher, Jr. to serve as its President. In consideration for his services, Mr. Boucher will receive a monthly salary of $5,000. Mr. Boucher's employment may be terminated for cause at anytime and within 30 days without cause. He is subject to non-disclosure and non-compete provisions.

Approval of Financing Agreements

$2.6 Million Stock Purchase Agreement.

On May 31, 2002, Borough signed a $2.6 million acquisition funding commitment evidenced by a stock purchase agreement with BWY Holdings,
LLC ("BWY"). Pursuant to this agreement, Borough will issue 1.039 million shares of its common stock and warrants to purchase an additional 2.3 million shares at a price of $1.09 per share. BWY's committed funding is contingent
on us acquiring an operating entity approved by BWY.   We are currently in
discussion with a development stage medical diagnostics firm. This entity has been tentatively approved by BWY as an acquisition entity for which the proceedings from the equity financing may be used.

$400,000 Line of Credit Loan.

Effective June 3, 2002, Borough entered into a Line of Credit Loan and Security Agreement with BWY in the principal amount of up to $400,000 plus interest at 10% per annum. The note is due on or before September 15, 2002, however the maturity date may be accelerated in the event that the Company either (i) enters into an equity placement of its common stock yielding $10.0 million or more, or (ii) acquires 50% or more of a targeted operating company approved by BWY. The Loan is evidenced by a promissory note and is secured by a first priority security interest in all of our tangible and intangible personal property.

Private Equity Line Of Credit Agreement.

On June 3, 2002, Borough signed a private equity facility in the amount of up to $30.0 million with Prima Capital Growth Fund LLC ("Prima"), which will become effective upon the effectiveness of a registration statement filed by Borough with the Securities and Exchange Commission. The registration statement will include the resale of the shares to be purchased by Prima, as well as shares of common stock underlying 1.098 million warrants granted to Prima at an exercise price of $.55 per share, exercisable for five years from the date of grant. Additionally, Prima will receive a 1% funding fee. The net proceeds of the private equity facility will be available principally to promote Borough's operating entities. The terms of this agreement is subject to modification, as may be required between the parties or by government agencies, including the Securities and Exchange Commission.

The purchase price for the common stock is 87.5% of the then market price, which is defined as the weighted average market price for the 22 trading days following a put notice given to Prima by us. Due to the contingencies that must occur for the equity credit agreement to become effective, we make no assurances that we will be able to use the line of credit.

Adoption of the 2002 Borough Stock Incentive Plan.

On May 16, 2002, our then sole Director recommended approving the 2002
Borough Stock Incentive Plan (the "Plan") to our then sole stockholder, who, on May 16, 2002, adopted the Plan, to be effective at such time as our common stock is listed on a principal national securities exchange, The Nasdaq Stock Market, Inc, or as quoted on an automated quotation system sponsored by the National Association of Securities Dealer, Inc. Below is a summary of the Plan:

We believe that the Plan satisfies our objective of enhancing our profitability and value for the benefit of our stockholders by enabling us to offer our eligible employees, consultants and our affiliates stock-based incentives in us. We believe that this will help to create a means to raise the level of stockownership by these individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

Under the Plan, we may grant "non-qualified" and incentive stock options to purchase, and restricted stock (collectively, the "Awards"). The aggregate maximum number of shares for which Awards may be issued under the Plan will be 1,100,000 shares of common stock. The Plan does provide for equitable adjustment of the number of shares subject to the Plan and the number of shares of each subsequent Award and of the unexercised portion of the stock option award described below in the event of a change in our capitalization due to a stock split, stock dividend recapitalization, merger or similar event. Other than with regard to incentive stock options, the number of shares that may be delivered under the Plan will be determined after giving effect to the use by a participant of the right, if granted, to cause the Company to withhold from the shares of common stock otherwise deliverable to him or her upon the exercise of an Award in payment of all or a portion of his or her withholding obligation arising from such exercise.

The authority to control and manage the operation and administration of the Plan is vested in a committee appointed by the Board of Directors from time to time. The Plan is administered by a committee or subcommittee of the Board of Directors (the "Committee") which consists of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), a "non-employee director" as defined in Rule 16b-3 and, to the extent required by section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), an "outside director" as defined under section 162(m) of the Code. The Compensation Committee to be appointed by our Board of Directors will serve as the Committee. With regard to grants of non-qualified stock options to non-employee directors, the Board of Directors serves as the Committee.

The Committee has discretion

       to determine the types, terms and conditions of all Awards, including exercise price or purchase price (if any), performance goals, and other earn-out and/or vesting contingencies and acceleration provisions, to adopt, alter or repeal administrative rules, guidelines and practices (including special guidelines for non-U.S. employees),

       to delegate administrative responsibilities,

       to construe and interpret the terms of the Plan and any agreements evidencing Awards granted.

The Committee, in its sole discretion, may grant stock options and restricted stock to our employees and consultants, our subsidiary corporations or parent corporations. Participants will be selected on the basis of demonstrated ability to contribute substantially to us. Our Board has authority to grant stock options to non-employee directors according to the Plan. All awards are subject to the terms of a written agreement between the participant and us.

The awards granted under the Plan may be either incentive stock options or non-qualified stock options or restricted stock awards. The maximum number of shares of Common Stock subject to any award of stock options or shares of restricted stock is 100,000.

The vesting schedule for any option granted under the Plan, will be determined by the Board of Directors or the Committee and will be set forth in a specific option agreement. To the extent not exercised, installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. The Committee has the right to accelerate the exercisability of any option.

Incentive Stock Options

Stock options qualify as "incentive stock options" ("ISOs") if they meet the requirements of Section 422 of the Internal Revenue Code. Incentive stock options ("ISOs") may only be granted to our employees and our affiliates and any person holding our capital stock or any affiliate possessing more than 10% of the total combined voting power of all classes of our capital stock or any affiliate will not be eligible to receive ISOs unless the exercise price per share is at least 110% of the fair market value of the stock on the date the option is granted. Each ISO granted pursuant to the Plan is exercisable, during the optionee's lifetime, only by the optionee or the optionee's guardian or legal representative.

Non-Qualified Stock Options

Non-qualified stock options may be granted to employees, to directors who are neither officers nor employees of us, to consultants and to other persons who provide services to our affiliates and us. Stock options are non-qualified stock options if they do not meet the requirements for ISOs.

Restricted Stock

The Committee may grant shares of restricted stock, which is an award of shares of common stock that is subject to the attainment of pre-established performance goals and other conditions, restrictions and contingencies as the Committee determines. Awards of restricted stock may be granted solely to participants who are our employees or consultants, or any of its subsidiaries or parent corporations. Unless otherwise determined by the Committee at the time of the grant, each award of restricted stock will provide that if the participant engages in detrimental activities (as defined in the Plan) prior to, or during the one year period after, any vesting of restricted stock, the Committee may direct (at any times within two years thereafter) that all unvested restricted stock be immediately forfeited to us and that the participant will pay us an amount equal to the fair market value at the time of vesting of any restricted stock that has vested in the period referred to above. (This does not apply upon a Change of Control). The Committee will fix the purchase price of the restricted stock.

Awards of restricted stock must be accepted within 90 days (or such shorter period as the Committee may specify at grant) after the Award date by executing a Restricted Stock Award agreement and paying whatever price (if any) the Committee designates. Additionally, recipients of restricted stock are required to enter into a restricted stock agreement, which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. Within these limits, based on service, attainment of objective performance goals, and such other factors as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions or may accelerate or waive such restrictions at any time. A participant who receives an Award of restricted stock shall not have any rights with respect to such award of restricted stock, unless and until such participant has delivered a fully executed copy of a restricted stock award agreement and has otherwise complied with the applicable terms and conditions of such Award.

Awards of restricted stock may be intended to satisfy Section 162(m) of the Code. Under the Plan, an Award of restricted stock may be conditioned upon or subject to the attainment of performance goals. These performance goals will be based on one or more of the objective criteria with regard to us (or any subsidiary corporation, parent corporation, division, or other operational unit of ours) as described in the Plan.

All options will lapse on the expiration of the option terms specified by the Committee in a certificate evidencing such option, but in no event will non-qualified or incentive stock options be exercisable after the expiration of 10 years from the date such option is granted (five years for participants who own more than 10% of the total combined voting power of all classes of the stock of ours, our corporations or our parent corporations).

The exercise price per share of Common Stock subject to an Incentive Stock Option or a Stock Option intended to be "performance-based" for purposes of
Section 162(m) of the Code shall be determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of the shares of Common Stock at the time of grant. However, if an Incentive Stock Option is granted to a 10% Stockholder, the exercise price shall be no less than 110% of the fair market value of the Common Stock. The Committee will determine the exercise price per share of Common Stock subject to a non-qualified stock option.

To the extent that the aggregate fair market value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under this Plan and/or any other stock option plan of ours or any of our subsidiaries or parent corporations exceeds $100,000, such options shall be treated as non-qualified stock options. In addition, if an employee does not remain employed by us or any of our subsidiary or parent corporations at all times from the time an ISO is granted until three months prior to the date of exercise (or such other period as required by applicable law), such option shall be treated as a non-qualified stock option. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of our stockholders.

Payment of the purchase price is by (i) cash, (ii) check, or (iii) such other consideration as the Plan Administrators, in their sole discretion, determine and is consistent with the Plan's purpose and applicable law, or (iv) any combination of the foregoing.

Upon the award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, including, without limitation, the right to receive dividends, the right to vote those shares and, subject to and conditioned upon the full vesting of the shares of restricted stock, the right to tender those shares.

Optionees do not have stockholder rights (e.g., right to vote and receive dividends) until they exercise their option and receive shares of Common Stock.

Each stock option expires and is no longer exercisable on the dates that the
Plan administrators determine when the options are granted.   Stock options
can also be terminated under certain circumstances following a "Change of Control".

According to our Plan, a "Change of Control" occurs if

We are dissolved or liquidated,

We are reorganized, merged or consolidated with one or more corporations where we are not the surviving entity, or

We transfer substantially all of our property or more than 80% of our then outstanding shares to another corporation not controlled by our stockholders.

Upon a Change of Control, the Plan and any outstanding options will terminate unless we provide for the Plan to be assumed and continued with our options either assumed or replaced with substitute options covering the shares of a successor corporation. If no provision is made for Plan continuation, we will give all option holders advance written notice of the Change of Control, all options will become fully exercisable and the option holders will then have 30 days to exercise their options.

If our corporate structure changes or if our shares change (i.e. if we recapitalize, our stock splits, we consolidate, we undertake a rights offering, or we issue a stock dividend), the Plan administrators will make appropriate adjustments to the number or class of shares which may be distributed under the Plan and the option price or other price of shares subject to the outstanding awards under the Plan in order to maintain the purpose of the original grant. The following discussion of the federal income tax consequences of the granting and exercise of stock options under the Restated Plan, and the sale of common stock acquired as a result thereof is based on an analysis of the Code, existing laws, judicial decisions, and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the federal income tax consequences described below, a participant may also be subject to state, local, estate and gift tax consequences, none of which is described below. This discussion is limited to the U.S. federal income tax consequences to individuals, who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options.

Neither the grant nor, provided the holding periods described below are satisfied, the exercise of an incentive stock option will result in taxable income, to a participant or a tax deduction for us. However, for purposes of the alternative minimum tax, the excess of the fair market value of the shares acquired upon exercise of an incentive stock option (determined at the time the option is exercised) and the exercise price for such shares will be considered part of the participant's income.

If the applicable holding periods described below are satisfied, the sale of shares of common stock purchased upon the exercise of an incentive stock option will result in capital gain or loss to the participant and will not result in a tax deduction to us. To receive the foregoing incentive stock option tax treatment as to the shares acquired upon exercise of an incentive stock option, a participant must hold such shares for at least two years following the date the incentive stock option is granted and for one year following the date of the exercise of the incentive stock option. In addition, a participant generally must be an employee of ours (or a subsidiary corporation or parent corporation of ours) at all times between the date of grant and the date three months before exercise of the option.

If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option that is equal to the lesser of the fair market value of the shares on the date of exercise minus the exercise price, or the amount realized on the disposition minus the exercise price,

will be treated as ordinary compensation income in the taxable year of the disposition of the shares, with any remaining gain being treated as capital gain. If the holding periods are not satisfied, we will generally be entitled to a tax deduction equal to the amount of such ordinary income included in the participant's taxable income, subject to Section 162(m) of the Code.

Non-Qualified Stock Options.

A participant will recognize no taxable income at the time a non-qualified stock option is granted to him or her.

A participant will recognize ordinary compensation income at the time a non-qualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares purchased by the optionee over the exercise price for such shares. Other than with regard to non-employee directors, this ordinary compensation income will also constitute wages subject to income tax withholding under the Code and we will require the participant to make suitable arrangements to ensure that the participant remits to us an amount sufficient to satisfy all tax withholding requirements.

We will generally be entitled to a deduction for federal income tax purposes at such time and in the same amount as the amount includable in the participant's ordinary income in connection with his or her exercise of a non-qualified stock option, subject to Section 162(m) described herein.

Upon a participant's subsequent sale or other disposition of shares purchased on exercise of a non-qualified stock option, the participant will recognize capital gain or loss (which may be short-term or long-term depending upon the participant's holding period) on the difference between the amount realized on such sale or other disposition and the participant's tax basis in the shares sold. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price for such shares and the amount includable in the participant's income with respect to such exercise and acquisition of the shares.

All Stock Options.

The following considerations may also apply to grants of non-qualified stock options and/or incentive stock options:

        Any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options,

       Any entitlement to a tax deduction on the part of us is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding a $1,000,000 limitation on deductible compensation), and

       In the event that the exercisability or vesting of any stock option is accelerated because of a change in control, payments relating to the stock option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes.

In general, Section 162(m) of the tax code does not allow a publicly held corporation like us, for federal income tax purposes, to deduct compensation in excess of $1.0 million per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to specific exceptions. Our Plan does not currently qualify for the exceptions and is therefore subject to the limitations of Section 162(m).

Options may not be sold, assigned, transferred, pledged or encumbered, except by will or by the laws of descent and distribution. The optionee may only exercise an option during his or her lifetime or his or her estate, for a period of time after the optionee's death.

Generally, our Board of Directors or the Committee have the power to amend, terminate or suspend all or any portion of the Plan without stockholder approval. However, no amendment may impair an existing award or alter the rights of a recipient of options already granted under the Plan without the recipient's consent. Additionally, the Board of Directors may not, without further approval of our stockholders, solely to the extent required by the applicable provisions of Rule 16b-3, Section 162(m) or 422 of the Code, or the rules of any applicable exchange:

       Increase the aggregate number of shares of Common Stock that may be issued under this Plan,

       Increase the maximum individual Participant limitations for a fiscal year,

       Change the classification of employees, Consultants or Non-Employee Directors eligible to receive Awards under this Plan,

       Decrease the minimum option price of any Stock Option,

       Extend the maximum Stock Option period,

       Materially alter the Performance Criteria for the Award of Restricted Stock, or

       Make any other amendment that would require stockholder approval under the rules of any exchange or system on which our securities are listed or traded.

Unless terminated by the Board of Directors earlier, the Plan shall terminate on the earlier of December 31, 2012 or ten years after the date the Plan is effective.

As of June 6, 2002, no options were outstanding under the Plan. However, at such time as the plan is effective, all Non-employee Directors shall be granted options to purchase up to 50,000 shares at not less than 100% of the then fair market value, exercisable for a period of 10 years thereafter. These options shall be 50% vested and exercisable on the date of grant and 50% vested and exercisable on the first anniversary of the grant date.

ITEM 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

 (c)   Exhibits

10.3*       Employment Agreement between Borough Corporation and
            Henry Jr. Boucher, Jr. dated as of May 16, 2002.
10.4*       Stock Purchase Agreement between Borough Corporation and
            BWY Holdings LLC dated as of May 31, 2002.
10.4.1*     Warrant Agreement between Borough Corporation and BWY
            Holdings, LLC dated as of May 31, 2002.
10.4.2*     Registration Rights Agreement between Borough Corporation
            and BWY Holdings, LLC dated as of May 31, 2002.
10.5*       Line of Credit Loan and Security Agreement between Borough
            Corporation and BWY Holdings, LLC dated as of June 3, 2002 in the principal amount of $400,000.
10.6*       Private Equity Line Of Credit Agreement between Borough
            Corporation and Prima Capital Growth Fund LLC dated as of
            June 3, 2002 in the principal amount of up to $30.0 million.
10.6.1*     Registration Rights Agreement between Borough Corporation
            and Prima Capital Growth Fund LLC dated as of June 3, 2002.
10.6.2*     Warrant Agreement between Borough Corporation and Prima
            Capital Growth Fund LLC dated as of June 3, 2002.
10.7*       2002 Borough Corporation Stock Incentive Plan.


*filed with this Form 8-K.


                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2002            BOROUGH CORPORATION

                                 /s/ Henry J. Boucher

                                By:  Henry J. Boucher, Jr., President